Velo3D Announces Bookings Totaling $27 Million Since Mid-December – Backlog Now Totals $23 Million

Leading Global Contract Manufacturer Mears Machine Acquires 2 Sapphire XC Systems – Systems to be Dedicated to Defense and Aerospace Industries

Additional Orders from Leaders in the Defense and Space Industries

Company Provides Preliminary First Quarter 2024 Revenue, Gross Margin, and Operating Expense Estimates

FREMONT, California – April 4, 2024 – Velo3D, Inc. (NYSE: VLD), a leading additive manufacturing technology company for mission-critical metal parts, today announced it has received purchase orders totaling $27 million since mid-December 2023. These orders include the purchase of 2 Sapphire XC systems by Mears Machine, a leading global contract manufacturer, where the systems will be dedicated to supplying parts for their defense and aerospace initiatives. The company ended the first quarter of 2024 with bookings of $17 million and the company’s backlog at the end of the first quarter was $23 million, with system deliveries expected to start in the second quarter of 2024.

“These new orders reflect continued customer confidence in our technology and reinforces the success of our new go to market strategy, especially in the Defense and Space industries,” said Brad Kreger, CEO of Velo3D. “We are also very encouraged to see that our renewed focus on system reliability and customer success is yielding results as more than 50% of these orders are from existing customers. We are also pleased to welcome Mears Machine as a customer as they look to utilize our industry-leading capabilities to accelerate metal AM deployment in the aerospace and defense industries.”

“Finally, I would like to reiterate that our strong bookings reflect the value of our technology, given its ability to accelerate innovation for customers, meaningfully improve lead time for mission-critical parts, and streamline the process of scaling to volume production when compared to conventional metal 3D printers.”

The company also provided preliminary company estimates for the first quarter of 2024, based on the information and data currently available:

•For the first quarter ended March 31,2024, the company expects revenue in the range of $6 to $11 million as a significant majority of first quarter bookings occurred later in the quarter. The company expects to start shipping these orders in the early part of the second quarter of 2024.
•Gross margin (the company's gross profit as a percentage of revenue) for the first quarter will be in the range of (25) percent to 10 percent. The company remains committed to achieving approximately 30 percent gross margin in the fourth quarter of 2024.
•Operating expenses, excluding one-time charges and stock-based compensation expense, will be in the range of $13 million to $18 million.

The company has not completed the preparation of its condensed consolidated financial statements as of and for the three months ended March 31, 2024. The preliminary, unaudited results presented in this press release as of and for the first quarter ended March 31, 2024 are based on current expectations and are subject to adjustment, as the company completes the preparation of its condensed consolidated financial statements for the three months ended March 31, 2024. These preliminary, unaudited results are not a comprehensive statement of the company’s financial results for these periods and should not be viewed as a substitute for financial statements prepared in accordance with generally accepted accounting principles. Actual results may differ materially from those disclosed in this press release.

About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Aerojet Rocketdyne, Lockheed Martin, Avio, and General Motors. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2023. For more information, please visit Velo3D.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.
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Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contact:
Velo3D
Dan Sorensen, Senior Director of PR
press@velo3d.com

Forward-Looking Statements:
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding the company’s preliminary, unaudited results presented in this press release as of and for the first quarter ended March 31, 2024, the company’s bookings and backlog which may not lead to completed sales, the company’s expectations regarding its gross margin for the fourth quarter of 2024, and the company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “FY 2023 10-K”), which was filed by the company with the SEC on April 3, 2024 and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the company to execute its business plan, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) the period over which the company anticipates its existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements and the company's ability to continue as a going concern; (3) the company's ability to service and comply with its indebtedness; (4) the company's ability to satisfy New York Stock Exchange Listing rules; (5) changes in the applicable laws or regulations; (6) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (7) the lingering effects of the global COVID-19 pandemic; and (8) other risks and uncertainties indicated from time to time described in the FY 2023 10-K, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.